News Release

Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2018

Fourth Quarter 2018 Highlights:

•	Fourth quarter net sales $1,081 million

•	Net income $28 million, earnings per diluted share $0.12

•	Gross margin 16.9%

Full Year 2018 Highlights:

•	Record sales $4.3 billion, 3% year-on-year growth

•	Net income $127 million, earnings per diluted share $0.53

•	EBITDA $837 million

•	Net cash from operations $663 million and free cash flow $120 million

•	Fourth consecutive year of positive free cash flow

TEMPE, Ariz. - February 11, 2019 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2018.

“Both revenue and earnings were stronger than expected in the fourth quarter," said Steve Kelley, Amkor’s president and chief executive officer. “For full year 2018, sales increased 3% year over year to a record $4.3 billion. Broad customer engagement across multiple end markets drove our balanced growth.”

“Favorable product mix resulted in profitability that was above expectations for the quarter,” said Megan Faust, Amkor’s corporate vice president and chief financial officer. “We delivered $120 million of free cash flow in 2018, our fourth consecutive year of positive free cash flow. As a result, we ended the year with over $1 billion in liquidity, including $682 million of cash on hand.”

Results	Q4 2018	Q3 2018	Q4 2017	2018	2017
	($ in millions, except per share amounts)
Net sales	$1,081	$1,144	$1,150	$4,316	$4,207
Gross margin	16.9%	17.5%	19.5%	16.5%	18.1%
Net income attributable to Amkor (1)	$28	$57	$100	$127	$264
Earnings per diluted share (1)	$0.12	$0.24	$0.42	$0.53	$1.10
EBITDA (1)(2)	$219	$235	$254	$837	$975
Annual free cash flow (1)(2)				$120	$209

(1) Q4 2018 net income includes a $17 million discrete income tax charge, or $0.07 per diluted share, driven by finalizing the accounting for U.S. tax reform. Q4 2017 net income includes a $42 million discrete income tax benefit, or $0.17 per diluted share, due to the estimated impact of U.S. tax reform. Full year 2017 net income also includes an after-tax gain of $82 million, or $0.34 per diluted share, from the sale of our K1 factory in Korea.

(2) EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under "Selected Operating Data."

Cash and cash equivalents were $682 million, and total debt was $1.3 billion, at December 31, 2018.

Business Outlook

“We expect first quarter 2019 revenues to be around $880 million. Our first quarter revenue guidance reflects the inventory correction currently underway in the smartphone market," said Kelley.

First quarter 2019 outlook (unless otherwise noted):

•	Net sales of $840 million to $920 million

•	Gross margin of 9% to 13%

•	Net loss of $64 million to $16 million, or ($0.27) to ($0.07) per diluted share

•	Full year 2019 capital expenditures of around $475 million

Conference Call Information

Amkor will conduct a conference call on Monday, February 11, 2019, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 8157559). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit www.amkor.com.

Contacts:

Amkor Technology, Inc.

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2018	Q3 2018	Q4 2017	2018	2017
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$564	$582	$582	$2,118	$1,966
Mainstream products (2)	517	562	568	2,198	2,241
Total net sales	$1,081	$1,144	$1,150	$4,316	$4,207

Packaging services	84%	84%	82%	83%	82%
Test services	16%	16%	18%	17%	18%

Net sales from top ten customers	61%	62%	67%	62%	67%

End Market Distribution Data:
Communications (smartphones, tablets, handheld devices)	45%	47%	48%	44%	43%
Automotive, industrial and other (driver assist, infotainment, safety, performance)	25%	25%	23%	26%	26%
Computing (datacenter, infrastructure, PC/laptops, storage)	18%	17%	17%	18%	18%
Consumer (set-top boxes, televisions, connected home, personal electronics, visual imaging)	12%	11%	12%	12%	13%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	38.8%	40.3%	37.5%	38.7%	36.4%
Labor	16.0%	15.1%	14.6%	16.1%	15.6%
Other manufacturing	28.3%	27.1%	28.4%	28.7%	29.9%
Gross margin	16.9%	17.5%	19.5%	16.5%	18.1%

(1) Advanced products include flip chip and wafer-level processing and related test services
(2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
	Q4 2018	Q3 2018	Q4 2017	2018	2017
	(in millions)
EBITDA Data:
Net income	$29	$57	$101	$130	$268
Plus: Interest expense	18	20	20	79	85
Plus: Income tax expense (benefit)	29	14	(14)	56	40
Plus: Depreciation & amortization	143	144	147	572	582
EBITDA	$219	$235	$254	$837	$975

In the press release above we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	2018	2017

Free Cash Flow Data:
Net cash provided by operating activities	$663	$618
Less: Purchases of property, plant and equipment	(547)	(551)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment (1)	4	142
Free cash flow	$120	$209

(1) Full year 2017 includes proceeds from the sale of our K1 factory in Korea of $128 million.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net sales	$1,081,271	$1,150,478	$4,316,466	$4,207,031
Cost of sales	898,901	926,137	3,605,901	3,445,952
Gross profit	182,370	224,341	710,565	761,079
Selling, general and administrative	69,353	77,386	295,239	297,021
Research and development	37,636	37,937	157,182	166,627
Gain on sale of real estate	—	—	—	(108,109)
Total operating expenses	106,989	115,323	452,421	355,539
Operating income	75,381	109,018	258,144	405,540
Interest expense	18,038	20,106	78,946	83,839
Interest expense, related party	—	—	—	1,715
Other (income) expense, net	(363)	1,340	(6,617)	12,490
Total other expense, net	17,675	21,446	72,329	98,044
Income before taxes	57,706	87,572	185,815	307,496
Income tax expense (benefit)	28,812	(13,613)	56,250	39,791
Net income	28,894	101,185	129,565	267,705
Net income attributable to noncontrolling interests	(599)	(1,126)	(2,473)	(4,155)
Net income attributable to Amkor	$28,295	$100,059	$127,092	$263,550

Net income attributable to Amkor per common share:
Basic	$0.12	$0.42	$0.53	$1.10
Diluted	$0.12	$0.42	$0.53	$1.10
Shares used in computing per common share amounts:
Basic	239,378	239,128	239,329	238,937
Diluted	239,596	239,814	239,741	239,651

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2018	2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$681,569	$596,364
Restricted cash	2,589	2,000
Accounts receivable, net of allowances	724,456	798,264
Inventories	230,589	213,649
Other current assets	32,005	33,727
Total current assets	1,671,208	1,644,004
Property, plant and equipment, net	2,650,448	2,695,065
Goodwill	25,720	25,036
Restricted cash	3,893	4,487
Other assets	144,178	139,796
Total assets	$4,495,447	$4,508,388

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$114,579	$123,848
Trade accounts payable	530,398	569,085
Capital expenditures payable	255,237	294,258
Accrued expenses	258,209	330,868
Total current liabilities	1,158,423	1,318,059
Long-term debt	1,217,732	1,240,581
Pension and severance obligations	184,321	182,216
Other non-current liabilities	79,071	47,823
Total liabilities	2,639,547	2,788,679

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	285	285
Additional paid-in capital	1,909,425	1,903,357
Retained earnings (accumulated deficit)	113,189	(13,903)
Accumulated other comprehensive income (loss)	23,812	22,519
Treasury stock	(216,171)	(215,982)
Total Amkor stockholders’ equity	1,830,540	1,696,276
Noncontrolling interests in subsidiaries	25,360	23,433
Total equity	1,855,900	1,719,709
Total liabilities and equity	$4,495,447	$4,508,388

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income	$129,565	$267,705
Depreciation and amortization	571,961	581,940
Gain on sale of real estate	—	(108,109)
Proceeds from insurance recovery for property, plant and equipment	(1,371)	—
Deferred income taxes	(13,110)	(42,189)
Other operating activities and non-cash items	16,889	424
Changes in assets and liabilities	(40,524)	(81,504)
Net cash provided by operating activities	663,410	618,267

Cash flows from investing activities:
Payments for property, plant and equipment	(547,122)	(550,943)
Proceeds from sale of property, plant and equipment	2,841	141,530
Proceeds from insurance recovery for property, plant and equipment	1,371	—
Acquisition of business, net of cash acquired	—	(43,771)
Other investing activities	5,527	(1,648)
Net cash used in investing activities	(537,383)	(454,832)

Cash flows from financing activities:
Proceeds from revolving credit facilities	—	75,000
Payments of revolving credit facilities	(75,000)	—
Proceeds from short-term debt	23,341	77,781
Payments of short-term debt	(46,631)	(70,236)
Proceeds from issuance of long-term debt	596,226	223,976
Payments of long-term debt	(535,738)	(405,269)
Payments of long-term debt, related party	—	(17,837)
Payment of deferred consideration for purchase of facility	—	(3,890)
Payments of capital lease obligations	(3,930)	(5,340)
Proceeds from issuance of stock through share-based compensation plans	1,050	3,124
Other financing activities	59	(2,195)
Net cash used in financing activities	(40,623)	(124,886)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(204)	8,807

Net increase in cash, cash equivalents and restricted cash	85,200	47,356
Cash, cash equivalents and restricted cash, beginning of period	602,851	555,495
Cash, cash equivalents and restricted cash, end of period	$688,051	$602,851

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
laws, rules, regulations and policies imposed by the U.S. or foreign governments in areas such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, privacy, labor, environmental, health and safety, and in particular the recent increase in protectionist measures considered or adopted by the U.S. and foreign governments;

•
laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer or government supported efforts to promote the development and growth of local competitors;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, interest rate fluctuations and other economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including the impact of recent U.S. tax reform), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•
there can be no assurance regarding when our new K5 factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in packaging and test manufacturing yields;

•	dependence on international operations and sales, and fluctuations in foreign currency exchange rates, particularly in Japan and Korea;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2017 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.